Exhibit 10.32.1

Amendment to Employment Agreement

(“Amendment”)

By and Between

Playtika Ltd.

(“Company”)

And

Ofer Kinberg

(“Employee”)

Whereas         the parties have entered an Employment Agreement on May 25, 2011, (“Employment Agreement”); and

Whereas         the parties wish to set forth certain amendments in the Employment Agreement’s terms.

NOW, IT IS AGREED, REPRESENTED AND STIPULATED BY THE PARTIES AS FOLLOWS:

1.	Unless otherwise specifically set forth below, any capitalized terms used herein shall have the meanings respectively ascribed to them in the Employment Agreement.

2.

As of December 15, 2014 (the “Effective Date”), section 3.1 of Exhibit B to the Employment Agreement shall be modified in a way that the Employee’s obligation to non-competition after termination of his employment for any reason (including voluntary resignation or termination for Cause) shall be extended from 6 months to 12 months as of termination date (the “Extended Non-Compete Period”).

3.

The Employee hereby acknowledges and declares that the Extended Non-Compete Period is fair, reasonable and necessary to legitimately protect Company’s Proprietary Information, its property (including intellectual property) and other legitimate interests and its goodwill and is reasonable, especially in light of the consideration payable to him under the Retention Bonus Agreement.

4.

In addition, the Employee hereby declares that he fully understands the consequences of the Extended Non-Compete Period and he has assessed the respective advantages and disadvantages to him of entering into this undertaking.

5.

This Amendment shall form an integral part of the Employment Agreement. Unless expressly specified herein, all other terms and conditions in the Employment Agreement shall apply and shall remain in full force and effect.

6.	In any contradiction or discrepancy between the terms of this Amendment to those of the Employment Agreement, with respect to matters described herein, the terms of the Amendment shall prevail.

7.	This Amendment constitutes as an update notice that the Company has to provide to the Employee according to Employee Information Law (Employment Terms) – 2002.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

/s/ Robert Antokol Playtika Ltd.	/s/ Ofer Kinberg Ofer Kinberg
By: Robert Antokol Title: Chief Executive Officer